UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section

3 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2004

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the respective document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2004, Lyondell Chemical Company (the “Company”) entered into an amended and restated credit agreement (the “Credit Agreement”) with the banks and financial institutions party thereto including JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citicorp USA, Inc., Credit Suisse First Boston and Societe Generale as Co-Documentation Agents, establishing a 5-year $475 million, senior secured revolving credit facility. The Credit Agreement matures on December 16, 2009 and replaces the Company’s previous $350 million revolving credit facility which was scheduled to mature on June 30, 2005. The Credit Agreement bears interest between LIBOR plus 1.75% and LIBOR plus 3.00%, based upon the Total-Debt-to-EBITDA ratio, as defined in the Credit Agreement.

The Credit Agreement contains covenants that, subject to exceptions, restrict sale and leaseback transactions, lien incurrence, debt incurrence, dividends, investments, non-regulatory capital expenditures, certain payments, sales of assets and mergers. In addition, the Credit Agreement requires the Company to maintain specified financial ratios, as defined in the Credit Agreement. Specifically, (1) at the end of each fiscal quarter indicated below, the Company is not permitted to allow the Interest Coverage ratio, as defined, for the period of four consecutive fiscal quarters ending on or most recently prior to each of the indicated dates below, to be less than the indicated ratio or (2) at any date, during each period indicated below, the Company is not permitted to allow the Senior Secured Debt-to-Adjusted EBITDA ratio, as defined, for the period of four consecutive fiscal quarters ending on or prior to such date to be greater than the indicated ratio:

Period	Interest Coverage Ratio
December 31, 2004	1.75
March 31, 2005	1.75
June 30, 2005	2.00
September 30, 2005	2.00
December 31, 2005	2.00
March 31, 2006	2.25
June 30, 2006	2.50
September 30, 2006 and thereafter	3.00

2

Period	Senior Secured Debt to Adjusted EBITDA Ratio
December 31, 2004-March 30, 2005	4.75
March 31, 2005-September 29, 2005	4.50
September 30, 2005-December 30, 2005	4.00
December 31, 2005-March 30, 2006	3.75
March 31, 2006-June 29, 2006	3.25
June 30, 2006-September 29, 2006	2.75
On and after September 30, 2006	2.50

The Credit Agreement contains customary default provisions. If any Events of Default (as defined in the Credit Agreement) have occurred and are continuing, including the breach of the covenants in the Credit Agreement, then the lenders would be permitted to declare any outstanding amounts immediately payable and would be permitted to terminate future lending commitments. Furthermore, under certain circumstances, a default under the debt instruments of Equistar Chemicals, LP or Millennium Chemicals Inc., both wholly owned subsidiaries of the Company, would constitute a cross-default under the Credit Agreement.

The Credit Agreement is being filed with this Current Report on Form 8-K as Exhibit 4.8.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

4.8	Amended and Restated Credit Agreement dated as of December 16, 2004 among Lyondell Chemical Company, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citicorp USA, Inc., Credit Suisse First Boston and Societe Generale as Co-Documentation Agents

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: December 16, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
4.8	Amended and Restated Credit Agreement dated as of December 16, 2004 among Lyondell Chemical Company, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citicorp USA, Inc., Credit Suisse First Boston and Societe Generale as Co-Documentation Agents